CERTIFICATION

I, Robert W. O’Brien, Secretary/Treasurer, Director, Chief Executive Officer, and Principal Financial Officer certify that:

1.

This quarterly report on Form 10-QSB/A of Gold Bond Resources, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and;

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Gold Bond Resources, Inc.

Date: December 13, 2002

/s/ Robert W. O'Brien

Robert W. O'Brien

Secretary/Treasurer, Director, Chief Executive Officer and Principal Financial Officer